LIMITED POWER OF ATTORNEY FOR
					 SECTION 16 REPORTING PURPOSES


Know all by these presents, that the undersigned hereby makes,

constitutes and appoints each of Charles R. Hood, James N. B. Rucker,
Adam J.
Kansler, Brian B. Margolis and Ori Solomon, acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

		  (1) execute for and on
behalf of the undersigned, in the
undersigned's capacity as an officer
and/or director of MarketAxess Holdings
Inc. (the "Company"), Forms 3, 4,
and 5 in accordance with Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

		  (2) seek or obtain, as the
undersigned's representative and on the
undersigned's behalf, information
on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any attorney-in-fact and further approves and ratifies any such release of information;

		  (3) do and perform any and all acts
for and on behalf of the
undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, and any amendments thereto, and timely file such Forms with the United States
Securities and Exchange Commission, the Nasdaq Stock
Market and any stock
exchange or similar authority as considered necessary or advisable under
Section 16(a) of the Exchange Act; and

		  (4) take any other action
of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

		  The
undersigned hereby gives and grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

		  The
undersigned hereby acknowledges that (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this
Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited
Power of Attorney shall be
in such form and shall contain such
information and disclosure as such
attorney-in-fact, in his or her sole
discretion, deems necessary or advisable;
(d) neither the Company nor any
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the

Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this
Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the
Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.


		  IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 31st day of January, 2006.


							 /s/Carlos M. Hernandez

-------------------------------------
							 Signature


Carlos Hernandez
							 -------------------------------------

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